National Organization for the Reform of Marijuana Laws

RUSS BELVILLE
OFFICE OF CHAPTER OUTREACH
4410 SE HAWTHORNE BLVD #161
PORTLAND, OREGON USA 97214
OFC: 503-933-1658 FAX: 503-257-2567

ADVERTISING AND PROMOTION AGREEMENT

THIS AGREEMENT is made this by and between The NORML Network, a production of the NORML Foundation, a non-profit organization based in Washington, DC ("NORML NETWORK") and Weed Maps Media, Inc., a Nevada corporation ("Advertiser"), providing directory services online as WeedMaps.com.

RECITALS

Advertiser has the desire to place advertising and links and cross-promote with NORML NETWORK using a variety of marketing and advertising services (the "Services") as set forth in Exhibit B.

AGREEMENTS

In consideration of the mutual covenants set forth in this Agreement, NORML NETWORK and Advertiser hereby agree as follows:

1. Advertising and Promotion

NORML NETWORK shall arrange for the placement of advertising and promotion of Advertiser and agrees to fulfill the following duties:

1.1. Production and play of 60 second "WeedMaps.com" radio advertisement to run within the live performance, daily and weekend replays, and recorded podcast of NORML NETWORK SHOW LIVE and during musical sets, for a total of no less than ten times per day.

1.2. Display of 720x90 graphic banner on the top frame of the NORML SHOW LIVE web player linked to WeedMaps.com on a month-to-month basis as set forth in Exhibit A.

1.3. Host promotion of WeedMaps.com during personal appearances and professional engagements by Russ Belville and the NORML SHOW LIVE crew at cannabis-themed expositions, rallies, and concerts, defined as display of WeedMaps marketing brochures, flyers, porters, buttons, and other promotional materials provided by Advertiser and personal mentions of "sponsored by WeedMaps.com" by host at least once on air during live streaming episodes of NORML SHOW LIVE.

2. Specification and Services Completion

"Marketing Material" shall mean any programming, graphic design, linking, or other collateral required by either party to fulfill its obligations under the Specifications.

2.1. Both parties will use reasonable diligence in the development of the Advertising and Marketing Material and endeavor to complete all agreed upon Specifications outlined in Exhibit B no later than October 15, 2011.

2.2. Both parties acknowledge that this delivery deadline listed in Exhibit B, shall be an estimate, and is not a required delivery date.

2.3. Both Advertiser and NORML NETWORK shall retain all intellectual property rights in any logos, graphics, text, images or other components owned and transmitted to either party for use in fulfillment or creation of Specifications or Services, including, without limitation, any and all interest in any technical, source code, software, business, financial, contractual terms and conditions or other information or data furnished by one party or otherwise made known as a result of or relating to the performance of duties pursuant to this Agreement.

2.4. NORML NETWORK and Advertiser each retain all rights to the materials it develops in the fulfillment or creation of Specifications or Services, including, but not limited to, graphics, text, audio, and video recordings.

3. Compensation

3.1. For all of NORML NETWORK's Services under this Agreement, Advertiser shall compensate NORML NETWORK in cash, pursuant to the terms of Exhibit A attached hereto.

3.2. In the event Advertiser fails to make any of the payments referenced in Exhibit A by the deadline set forth in Exhibit A, NORML NETWORK has the right, but is not obligated, to pursue any or all of the following remedies: (1) terminate the Agreement and (2) bring legal action.

4. Confidentiality

4.1. Advertiser and NORML NETWORK acknowledge and agree that the Specifications and all other documents and information related to the engagement of marketing or advertisement development (the "Confidential Information") will constitute valuable trade secrets of each party.

4.2. Both parties shall keep the Confidential Information in confidence and shall not, at any time during or after the term of this Agreement, without the other's prior written consent, disclose or otherwise make available to anyone, either directly or indirectly, all or any part of the Confidential Information.

4.3. Excluded from the "Confidential Information" definition is anything that can be seen by the public in any advertising medium or channel.

5. Truth in Advertising / Indemnification for Liability

5.1. Advertiser is solely responsible for any legal liability arising out of or relating to the Advertisement, and/or any material to which users can link through the Advertisement.

5.2. Advertiser represents and warrants that the Advertisement and Link comply with NORML NETWORK's advertising standards; and that it holds the necessary rights to permit the use of the Advertisement and Link by NORML NETWORK for the purpose of this Agreement; and that the use, reproduction, distribution, or transmission of the Advertisement will not violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or entity.

5.3. Advertiser agrees to indemnify NORML NETWORK and to hold NORML NETWORK harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by NORML NETWORK, arising out of or related to Advertiser's breach of any of the foregoing representations and warranties.

5.4. Advertiser agrees to request that NORML NETWORK be listed as an additional insured on any policy issued to Advertiser pursuant to which there could be coverage for any of the forms of legal liability described in this paragraph.

6. Right to Refuse Unacceptable Advertising

6.1. NORML NETWORK reserves the right to refuse any advertisement sponsorship banner that does not completely conform to every detail, instruction, method, and guideline set forth in this agreement.

6.2. NORML NETWORK reserves the right to refuse any advertisement graphic that does not arrive seven days before the Advertiser would like the banner to be produced online.

6.3. NORML NETWORK does not accept advertising from companies that produce or provide tobacco or alcohol or pornographic products or services (which NORML NETWORK shall have complete discretion to define), or their subsidiaries, or foundations funded by such companies whose function is to improve acceptance of such products by the public, or any

other organization or company producing products or services deemed by NORML NETWORK to be harmful to the image and reputation of NORML.

6.4. This Agreement is voidable by NORML NETWORK immediately if Advertiser fails to disclose (or conceals or misrepresents) any involvement with products or services defined in Section 6.3.

6.5. In addition, NORML NETWORK may in its complete discretion refuse the use of any other advertising that it deems to be inappropriate.

7. Usage Statistics

7.1. NORML NETWORK MAKES NO GUARANTEE OF ANY LEVEL OF TRAFFIC AT ANY GIVEN TIME.

7.2. NORML NETWORK SHALL NOT BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO PUBLISHED OR UNPUBLISHED USAGE STATISTICS.

7.3. NORML NETWORK IS NOT REQUIRED TO PROVIDE ADVERTISERS WITH USAGE STATISTICS.

8. General Provisions

8.1. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by both parties hereto.

8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia. Exclusive jurisdiction and venue shall be in the District of Columbia.

8.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, provided that neither party assigns any of their obligations under this Agreement without the other's prior written consent.

8.4. Waiver. The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

8.5. Good Faith. Each party represents and warrants to the other that such party has acted in good faith, and agrees to continue to so act, in the negotiation, execution, delivery, performance, and any termination of this Agreement.

8.6. Right to Withhold Content and Creative Services. In the event that a single party fails in its obligations as set forth on Exhibit B within the time prescribed in Exhibit B, the other party has the right to withhold further content and Services performed for or on behalf of the other party until such obligations are met.

8.7. Indemnification. Both parties warrant that everything they give one another to use in fulfillment of Specifications is legally owned or licensed. Both parties agree to indemnify and hold harmless one another from any and all claims brought by any third party relating to any aspect of the content and Services, including, but without limitation, any and all demands, liabilities, losses, costs, and claims, including attorney's fees, arising out of injury caused by either party's products/services, material supplied, copyright infringement, and/or defective products sold via the advertising or Services of either party.

8.8. Use of Services and Creative Content for Promotional Purposes. Both parties may advertise, use, or otherwise promote the creative content, description of Services performed, results of Services, and campaign data as they see fit for promotional purposes, so long as prior consent is obtained from both parties.

8.9. Placement of Tracking Codes. Both parties may use tracking codes, URLs, or other IDs to evaluate the effectiveness of any and all advertising.

8.10. Attorney's Fees. In the event any party to this Agreement employs an attorney to enforce any of the terms of the Agreement, the prevailing party shall be entitled to recover its actual attorney's fees and costs, including expert witness fees.

8.11. Term of Agreement. This agreement shall begin on October 16, 2011, and shall continue in full force until terminated by either party upon at least thirty (30) days prior written notice.

The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety, and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

ADVERTISER – Signature	NORML NETWORK – Signature
ADVERTISER – Printed Name	Russ Belville NORML NETWORK – Printed Name
ADVERTISER - Title	NORML Network Producer NORML NETWORK – Title
	NORML Foundation – Signature
	Allen St. Pierre NORML Foundation – Printed Name
	Executive Director NORML Foundation - Title

EXHIBIT A – PAYMENT TERMS

9. Advertiser agrees to pay NORML NETWORK a fee of $800 per month according to the following terms:

9.1. Advertiser agrees to a month-to-month advertising commitment to NORML NETWORK for a term of no less than twelve (12) months.

9.2. Payment for each monthly term before the commencement of the advertising for that month.

9.3. Should Advertiser not provide web-ready graphics and/or radio-quality audio recordings as needed for the advertisement, Advertiser agrees to the pay for all out-of-pocket expenses incurred by NORML NETWORK in developing the advertisement.

9.4. Send all graphics in .JPG or .GIF format via email to: Russ Belville – russ@NORML.org

9.5. Contact Russ at russ@NORML.org to send .MP3 or .WAV files by email or through a secure internet portal.

10. Advertiser agrees to pay for the NORML NETWORK's fee and all expenses, as set forth above, within 15 days of invoice. All unpaid balances shall accrue interest at 1 ½% per month.

11. Advertisement will not run until NORML NETWORK receives the fee from the Advertiser. In the case that a fee may be received after the agreed upon start date, the days between receipt of fee and original start date will be added to the end of the term of the advertisement.

EXHIBIT B – SPECIFICATIONS

The NORML NETWORK will provide the following advertisement specifications for the period starting October 16, 2011 at 8:00am Pacific to October 15, 2011 at 8:00am Pacific.

60 second Audio ad on NORML SHOW LIVE podcast (20 plays/month)

Replays of 60 second Audio ad during NORML NETWORK music shows (4/day)

Replays of 60 second Audio ad during plays of NORML SHOW LIVE on NORML NETWORK (4/day)

Host mentions ("brought to you by WeedMaps.com") once per episode of NORML SHOW LIVE